                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NTL Incorporated on Form S-3 of our report dated February 27, 1998, appearing in Registration Statement No. 333-64727 of NTL Incorporated on Form S-4, on the consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Comcast UK Cable Partners and subsidiaries, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement on Form S-3.

                                          /s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
October 29, 1998